                     Exhibit (4.23)

AMENDMENT NO. 3
TO DEBTOR-IN-POSSESSION CREDIT AGREEMENT

AMENDMENT NO. 3, dated as of April 26, 2012, to the Debtor-in-Possession Credit Agreement dated as of January 20, 2012 (as heretofore amended, supplemented or otherwise modified, the “Credit Agreement”) among Eastman Kodak Company (the “Company”), a Debtor and Debtor-in-Possession under Chapter 11 of the Bankruptcy Code, and Kodak Canada Inc. (“Kodak Canada”), as Borrowers, the US Subsidiaries of the Company party thereto, each a Debtor and Debtor-in-Possession under Chapter 11 of the Bankruptcy Code, the Canadian Subsidiaries of Kodak Canada party thereto, the Lenders party thereto and Citicorp North America, Inc., as Agent and Collateral Agent (this “Amendment”).

The parties hereto agree as follows:

SECTION 1 . Defined Terms; References. Unless otherwise specifically defined herein, each term used herein that is defined in the Credit Agreement has the meaning assigned to such term in the Credit Agreement. Each reference to “hereof”, “hereunder”,
“herein” and “hereby” and each other similar reference and each reference to “this Agreement” and each other similar reference contained in the Credit Agreement shall, after this Amendment becomes effective, refer to the Credit Agreement as amended hereby.

SECTION 2 . Amendment to the Credit Agreement. Section 6.02 of the Credit Agreement is amended by inserting “105% of” (x) immediately following “equal to” and preceding “the aggregate Available Amount” in clause (a) thereof, (y) immediately following
 “less than” and preceding “the aggregate Available Amount” in the second sentence thereof and (z) immediately following “the excess of (i)” and preceding “such aggregate Available Amount” in the second sentence thereof.

SECTION 3 . Loan Document. This Amendment shall constitute a Loan Document.

SECTION 4 . Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

SECTION 5 . Counterparts. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

SECTION 6 . Effectiveness. This Amendment shall become effective on the date on which the Agent shall have received counterparts hereof executed by the Loan Parties, the Agent, the Required Revolving Lenders and the Required US Revolving Lenders.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

EASTMAN KODAK COMPANY

By:
Name: William G. Love
Title: Treasurer

KODAK CANADA INC.

By:
Name: William G. Love
Title: Assistant Secretary and Assistant Treasurer

CREO MANUFACTURING AMERICA LLC KODAK AVIATION LEASING LLC

By:
Name: William G. Love
Title: Manager

EASTMAN KODAK INTERNATIONAL CAPITAL COMPANY, INC.
FAR EAST DEVELOPMENT LTD.
FPC INC.
KODAK (NEAR EAST), INC.
KODAK AMERICAS, LTD
KODAK IMAGING NETWORK, INC.
KODAK PORTUGUESA LIMITED
KODAK REALTY, INC.
LASER-PACIFIC MEDIA CORPORATION
PAKON, INC.
QUALEX, INC.

By:
Name: William G. Love
Title: Treasurer

KODAK PHILIPPINES, LTD. NPEC, INC.

By:
Name: William G. Love
Title: Assistant Treasurer

CITICORP NORTH AMERICA, INC.

as Administrative Agent

By

Name:

Title:

[Signature Page to Credit Agreement]

REQUIRED REVOLVING LENDERS:

[SIGNATURE PAGES TO COME]

By

Name:

Title: